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                                                                    Exhibit 23.1


                              ARTHUR ANDERSEN LLP



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


As independent public accountants, we hereby consent to the incorporation by reference in the Waters Corporation Form S-8 registration statement, File No. 33-80677 dated December 20, 1995 and in the Waters Corporation Form S-8 registration statement, File No. 333-1436 dated February 15, 1996 of our report on the financial statements of TA Instruments, Inc. and subsidiaries for the year ended December 31, 1995, dated February 15, 1996, which is included in the Waters Corporation Amendment No. 1 to Form S-1 registration statement, File No. 333-3810 filed May 10, 1996.



Philadelphia, PA
May 15, 1996


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